UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 6, 2007

Landec Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-27446	94-3025618
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3603 Haven Ave. Suite E, Menlo Park, California		94025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-306-1650

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 6, 2007, Landec Corporation ("Landec") entered into an Option Purchase Agreement (the "Agreement") with Nicholas Tompkins ("Tompkins"), Chief Executive Officer of Apio, Inc. ("Apio"), Landec’s food subsidiary. In accordance with the Agreement, Tompkins agreed to cancel his option to purchase 1,900,000 shares of common stock of Apio (the "Option") and received gross proceeds of $16,473,000 from Landec (the "Purchase Price").

In addition, Landec approved the merger of Apio Acquisition Corporation, a newly-formed subsidiary of Landec which owned 99% of Apio, with and into Apio with the result that Landec now owns 100% of the outstanding shares of common stock of Apio. As a result of the merger, the 439,907 shares of common stock of Apio and options to purchase shares of common stock of Apio not owned by Landec, have been converted into the right to receive $10.77 per share (and $8.67 per option which is net of the $2.10 exercise price of each option) for gross proceeds of $4,075,248.

On August 7, 2007, Landec issued a press release announcing that it had entered into the Agreement and completed the merger. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release by Landec Corporation dated August 7, 2007 announcing that it entered into the Agreement and completed the merger.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landec Corporation

August 8, 2007	By:	/s/Gregory S. Skinner

Name: Gregory S. Skinner
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release by Landec Corporation dated August 7, 2007 announcing that it entered into the Option Purchase Agreement and completed the merger.